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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT



         THIS AGREEMENT is entered into as of the 23rd day of October, 1997, by and between:

         LES SLAYDON, a resident of lawful age of the Parish of East Baton Rouge, Louisiana ("Slaydon")

and

         HARBOUR CAPITAL CORPORATION ("Company"), a Delaware corporation, and its successors and assigns.

         WHEREAS, Company requires consulting and management services in connection with its business operations;

         WHEREAS, Company, Slaydon and others have this day entered into an Agreement and Plan of Exchange;

         WHEREAS, Slaydon is desirous and capable to providing consulting and management services as an independent contractor to Company in connection with the business operations of Company;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Services. Slaydon agrees to provide Company with consulting and management services as may be required by Company to maintain, administer and operate the business of Company in a manner consistent with prior practices of the management of Company.

         2. Compensation.

            (a) In consideration for the services to be provided by Slaydon to Company referred to in paragraph 1 above, Company shall pay to Slaydon a monthly fee of $4,166.67, payable by the fifth day of each month. If any payment is not timely made, Slaydon may give written notice of nonpayment by certified mail, return receipt requested, to Company, in which event, if such payment is not received by Slaydon within fifteen (15) days of posting of said notice, all remaining monthly payments for the term hereof shall become immediately due and payable.

            (b) In addition to the monthly fee to be paid pursuant to paragraph 2(a) above, Company shall reimburse Slaydon for all out-of-pocket expenses reasonably incurred by Slaydon in connection with the services rendered by Slaydon hereunder, including, without limitation, travel expenses; however, only if the out-of-pocket expenses are pre-approved by Company. Slaydon shall submit invoices to Company promptly upon incurring any out-of-pocket expenses as a condition to such reimbursement and Company shall remit the amount of such expenses to Slaydon on a monthly basis simultaneously with the payment of the fee set forth in paragraph 2(a) above.


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         3.  Relocation. Company agrees that during the term of this agreement
Company shall not require, or take any action that would have the effect of requiring, Slaydon to (a) perform services outside the Baton Rouge, Louisiana metropolitan area or make it impracticable for Slaydon to fully perform his services hereunder within that area, or (b) relocate its business office outside of that area.

         4. Non-Liability. Neither Slaydon nor any Assignee, employee or agent of such Assignee, shall be liable to Company or its officer, directors, employees or agents for any error of judgment or for any act or omission in the performance of the services hereunder taken or omitted in good faith by the person performing such service.

         5. Term. The term of this Agreement is for a full seven (7) years from the date hereof and is nonterminable by Company provided that Slaydon performs all of his duties and obligations under this Agreement.

         6. Enforcement. In addition to any other remedies which may be available to Slaydon in the event of a breach of the terms of this Agreement by Company, Slaydon may seek to enforce the obligations of Company hereunder by a suit for specific performance. Company shall pay all expenses and costs (including, without limitation, reasonable attorneys' fees, court costs and costs of collection) incurred by Slaydon in enforcing his rights under this Agreement. Nothing contained herein shall abrogate the obligation of Company to make the monthly payments required under paragraph 2(a) above.

         7. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, or at the expiration of one business day after the time when mailed by United States mail, return receipt requested, postage prepaid, to the following persons and addresses:

                       Mr. Les Slaydon
                       717 South Foster Drive, Suite 130
                       Baton Rouge, LA 70806
                       (504) 924-9926 (fax)

                       Mr. R. Thomas Kidd
                       Harbour Capital Corporation
                       870 Greenbriar Circle, Suite 400
                       Chesapeake, Virginia 23320
                       (757) 938-9805 (fax)

The addresses to which notices are to be mailed, if mailed, and the persons to receive same or copies of same, may be changed by notice given in accordance with this paragraph 8.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated hereby, and there are no agreements between the parties except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties hereto relating to the matters contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto.

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         9.  Non-Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof or of a continuation of the violation waived. Each party shall be entitled to rely upon one or more provisions of this Agreement without waiving any right to rely upon any other provision at the same time or at any other time.

         10. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and their legal representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

         11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Louisiana. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                                    /s/ Les Slaydon
                                                   -------------------------
                                                   Mr. Les Slaydon


                                                   HARBOUR CAPITAL CORPORATION


                                                    /s/ R. Thomas Kidd
                                                   -------------------------
                                                   By:  Mr. R. Thomas Kidd
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